UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 6, 2013
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2013 FEI Electron Optics B.V. of Eindhoven, The Netherlands (“FEI Eindhoven”), a subsidiary of FEI Company (the “Company” or “FEI”) entered into a Deed of Sale, Purchase and Delivery (the “Agreement”) with Daro Vastgoed B.V. in liquidation (the “Seller”) and Stichting Daro Vastgoed (the “Legal Owner”), pursuant to which it purchased previously leased land and buildings (the “Property”) located at Achtseweg Noord 5, Eindhoven, The Netherlands. The Company maintains a facility at the location of the Property, which is used for research and development, manufacturing, sales, marketing and administrative functions and is the headquarters for the Science segment of the business. The Property consists of 271,449 square feet, located on approximately 16 acres of land.

The purchase price for the Property is € 24.325 million plus transfer taxes of 6% for a total cost in U.S. dollars of approximately $33.5 million.

The Property was previously leased by the Company pursuant to a Lease Agreement dated January 14, 2003, as amended, with the Legal Owner (the “Lease”), due to expire in 2018, with lease payments of approximately $300,000 per month. The Lease has been terminated as a result of the Company's purchase of the Property and the Company has been relieved of its obligation to pay rent effective from April 1, 2013.

The Legal Owner commenced bankruptcy proceedings in January, 2012 and the Property was purchased from the bankruptcy estate. Pursuant to the Agreement, the Property is sold with no recourse to the Seller for any defect or claim. The Company commissioned an environmental review of the Property in connection with the Purchase, and conducted other appropriate due diligence.

As a result of purchasing the Property, FEI expects to reduce its operating expenses by over $2 million per year over the next 5 years by eliminating the prior lease expense.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements regarding FEI's expectation to reduce operating expenses. Factors that could affect these forward-looking statements include but are not limited to, unanticipated costs which increase operating expenses, changes in accounting rules, or changes in expenses or charges related to the acquired facility. Please also refer to FEI's Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: June 6, 2013